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                       SIMPSON THACHER & BARTLETT
           (a partnership which includes professional corporations)
                         425 Lexington Avenue
                       New York, New York 10017

                                                                 June 27, 1997



Northwest Airlines Corporation
Northwest Airlines, Inc.
5101 Northwest Drive
St. Paul, MN  55111-3034

Ladies and Gentlemen:


     We have acted as counsel to Northwest Airlines Corporation, a Delaware corporation ("NWA Corp."), and Northwest Airlines, Inc., a Minnesota corporation ("Northwest" and, together with NWA Corp., the "Registrants"), in connection with the registration statements on Form S-3 filed by the Registrants on June 6, 1997 (File No. 333-28649) under the Securities Act of 1933, as amended (the "Act") (such registration statement, as amended, the "Registration Statement"), relating to (i) debt securities of Northwest, which may be either senior (the "Northwest Senior Securities") or subordinated (the "Northwest Senior Subordinated Securities") (collectively, the "Northwest Debt Securities"), including debt securities issuable upon exercise of the Debt Warrants referred to below, (ii) guarantees of NWA Corp. to be issued in connection with the Northwest Debt Securities and Pass Through Certificates (as defined below) (the "Guarantees"), (iii) warrants to purchase Northwest Debt Securities (the "Debt Warrants") and (iv) pass through certificates (the "Pass Through Certificates") to be issued by one or more trusts formed by Northwest relating to certain equipment notes either issued by Northwest or relating to leases with Northwest, all of which are to be issued and sold by the Registrants from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price (together with the aggregate initial offering price of securities previously registered under the Registrant's registration statement on Form S-3 (File No. 333-13307) which have not yet been sold and which, pursuant to Rule 429 under the Act, are covered by the Prospectuses (as defined below) included in the Registration Statement) not to exceed $500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Registration Statement consists of two separate prospectuses, covering the following securities: (i) Northwest Debt Securities and Debt Warrants to purchase Northwest Debt Securities and Guarantees of such Northwest Debt


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Northwest Airlines Corporation
Northwest Airlines, Inc.                -2-                      June 27, 1997

Securities by NWA Corp. (the "Debt Prospectus") and (ii) Northwest Pass Through Certificates and Guarantees of such Pass Through Certificates by NWA Corp. (the "Pass Through Prospectus" and, together with the Debt Prospectus, the "Prospectuses"). The Northwest Debt Securities, Debt Warrants, Guarantees and Pass Through Certificates are hereinafter referred to collectively as the "Offered Securities."


     The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the two separate Prospectuses or any supplements thereto ("Prospectus Supplements"). The Northwest Senior Securities will be issued under an Indenture dated as of March 1, 1997 among Northwest, NWA Corp. and State Street Bank and Trust Company, as trustee thereunder (the "Northwest Senior Indenture"), the Northwest Senior Subordinated Securities will be issued under an Indenture dated as of June 28, 1997 among Northwest, NWA Corp. and State Street Bank and Trust Company, as trustee thereunder (the "Northwest Senior Subordinated Indenture" and, together with the Northwest Senior Indenture, the "Northwest Indentures"). The Northwest Indentures are included as exhibits to the Registration Statement. The Pass Through Certificates will be issued under a Pass Through Trust Agreement dated as of June 3, 1996 among Northwest, NWA Corp. and the trustee thereunder (the "Pass Through Trust Agreement"), which has been filed as an exhibit to the Registration Statement, and a Supplement thereto relating to such series (a "Trust Supplement").


     We have examined the Restated Certificate of Incorporation, as amended in the case of NWA Corp., and Bylaws, as amended and restated in the case of NWA Corp., of each of the Registrants and the Northwest Indentures and the Pass Through Trust Agreement. In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Registrants, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. In addition, we have assumed that (i) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Offered Securities; (ii) all Offered Securities issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iii) a definitive

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Northwest Airlines Corporation
Northwest Airlines, Inc.                -3-                      June 27, 1997

purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by one or both of NWA Corp. or Northwest and the other parties thereto; and
(iv) any Northwest Debt Securities issuable upon exercise of any Debt Warrant will be duly authorized, created and, if appropriate, reserved for issuance upon such exercise.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          1. With respect to Northwest Debt Securities to be issued under the Northwest Indentures, when (i) the Board of Directors of Northwest and
     NWA Corp. have taken all necessary corporate action to approve the terms of the offering of such Northwest Debt Securities and related matters, and (ii) such Northwest Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Northwest Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of Northwest and NWA Corp., and upon payment of the consideration therefor provided for therein, or upon exercise of related Debt Warrants in accordance with their terms, as the case may be, such Northwest Debt Securities will be valid and legally binding obligations of Northwest.

          2. With respect to the Debt Warrants, when (i) the Board of Directors of Northwest has taken all necessary corporate action to approve the terms of the offering of such Debt Warrants and related matters, (ii) a debt warrant agreement relating to such Debt Warrants in the form filed as an exhibit to the Registration Statement has been duly authorized and validly executed and delivered by Northwest and a warrant agent appointed by Northwest and (iii) the Debt Warrants or certificates representing the Debt Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of Northwest and NWA Corp., and upon payment of the consideration therefor provided for therein, the Debt Warrants will be valid and legally binding obligations of Northwest.

          3. With respect to the Guarantees, when (i) the Board of Directors of NWA Corp. has taken all necessary corporate action to approve the terms of such Guarantees, and related matters, (ii) such Guarantees have been duly executed, issued and delivered in accordance with the provisions of the applicable Northwest Indenture or Pass Through Agreement and related Trust Supplement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of NWA Corp., and (iii) the events described in clauses (i) and

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Northwest Airlines Corporation
Northwest Airlines, Inc.                -4-                      June 27, 1997


     (ii) of paragraph 1 or the events described in clauses (i) through (iv) of paragraph 4 have occurred in respect of the respective series of Debt Securities or Pass Through Certificates to which such Guarantees relate, as the case may be, the Guarantees will be valid and legally binding obligations of NWA Corp.

          4.   With respect to each series of Pass Through Certificates, when
     (i) the Trust Supplement relating to such series has been duly authorized and validly executed and delivered by NWA Corp. and Northwest to such trustee, (ii) the Board of Directors of Northwest has taken all necessary corporate action to approve the terms of the offering of such Pass Through Certificates and related matters and (iii) the Pass Through Certificates of such series have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Pass Through Trust Agreement, the related Trust Supplement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of Northwest and NWA Corp., and upon payment of the consideration therefor provided for therein, such Pass Through Certificates will be valid and legally binding obligations of Northwest.

     Our opinions set forth above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of the State of Minnesota, we will rely on an opinion from the Office of the General Counsel of Northwest.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law and, to the extent set forth herein, the laws of the State of Minnesota.

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Northwest Airlines Corporation
Northwest Airlines, Inc.                -5-                      June 27, 1997

     This opinion letter is rendered to you in connection with the above-described transactions. The opinion letter may not be relied upon by you for any other purpose, or relied upon, or furnished to, any other person, firm or corporation without our prior written consent; provided, however, that we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the captions "Legal Opinions" in the Prospectuses forming a part of the Registration Statement.

                                             Very truly yours,

                                             /s/ Simpson Thacher & Bartlett

                                             SIMPSON THACHER & BARTLETT